                                                                   Exhibit 10.27

                                                             TERM LOAN AGREEMENT
                                                                  (Pennsylvania)


THIS TERM LOAN AGREEMENT (together with all schedules and exhibits hereto and any amendments or modifications hereto in effect from time to time, this "Agreement"), is made this 26 day of September, 1995, by and between EASTERN
                          ----
ENVIRONMENTAL SERVICES, INC., a Delaware corporation with offices located at R.R. #4, Box 4452, Drums, Pennsylvania 18222; PULASKI GRADING, INC., a Kentucky corporation with offices located at 4140 South Highway, 320 Dixie Bend Road, Burnside, Kentucky 42519; S & S GRADING, INC., a West Virginia corporation with offices located at Route 5, Box 559, Clarksburg, West Virginia 26301; CAROLINA GRADING, INC., a South Carolina corporation with offices located at 125 McDowell Lane, Eastover, South Carolina 29044; NHD, INC., a Pennsylvania corporation with offices located at R.R. #4, Box 4452, Drums, Pennsylvania 18222 and EASTERN REAL PROPERTY, INC., a Florida corporation with offices located at R.R. #4, Box 4452, Drums, Pennsylvania 18222; (hereinafter, collectively the "Borrower") and FIRST FIDELITY BANK, N.A. (the "Bank").

The Borrower has applied to the Bank for a loan in the principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) (the "Loan"). The Loan shall be evidenced by Term Notes (together with any amendments or modifications thereto in effect from time to time, the "Notes").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Bank and the Borrower agree as follows:

A.   TERMS OF LOAN AGREEMENT.

     1. PAYMENT OF PRINCIPAL. The principal balance of the Loan shall be paid in forty-eight (48) consecutive monthly installments in the amount of Twenty-eight Thousand One Hundred Twenty-five and 00/100 Dollars ($28,125.00) (48 consecutive monthly installments of Eighteen Thousand Seven Hundred Fifty and 00/00 Dollars ($18,750.00) as to the Nine Hundred Thousand and 00/100 Dollars ($900,000.00); and 48 consecutive monthly installments of Nine Thousand Three Hundred Seventy-Five and 00/100 Dollars ($9,375.00) as to the Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) Note) each, commencing October, 1995, and continuing on the same day of each such consecutive period thereafter, with a final installment in the amount of the remaining unpaid principal balance outstanding hereunder together with any accrued, unpaid interest thereon due and payable on September 26, 1999.
                                                              ----
     2. INTEREST PAYMENTS. The Borrower shall pay the Bank, together with each principal installment as set forth in Paragraph A.1. hereof, interest in arrears on the unpaid principal balance of the Loan. Interest on the outstanding principal balance of the Loan shall accrue at Seven and three one-hundredths per cent (7.03%) per annum.

     3. COMPUTATION. Interest and any fees or compensation based upon a per annum rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     4. DEBITING OF ACCOUNT. Eastern Environmental Services, Inc. agrees to maintain an account (the "Account") at the Bank continuously until the Liabilities due hereunder are paid in full. The Bank may, and the Borrower authorizes the Bank to, debit the Account for the amount of any payment as and when such payment becomes due hereunder. If there are insufficient funds in the Account at the time the Account is debited, and the debiting creates an overdraft, the Bank may charge the Borrower an administrative fee in an amount established from time to time by the Bank. Notwithstanding the foregoing, the Bank may, and the Borrower authorizes the Bank to, debit any account maintained by the Borrower with the Bank for the amount of any payment, as and when such payment becomes due hereunder, whether such payment is for accrued interest, principal or expense. Such authorization shall not affect the Borrower's obligation to pay when due all amounts payable hereunder, whether or not there are sufficient funds in any accounts of the Borrower. The foregoing rights of the Bank to debit the Borrower's accounts shall be in addition to, and not in limitation of, any rights of set-off which the Bank and/or any Affiliate may have hereunder or under any Loan Document.

     5. ADDITIONAL TERMS. Additional terms pertaining to the time, place and mode of making payments are described in the Note.

     6. PREPAYMENT. If interest hereunder accrues at a floating rate, prepayment of principal may be made at any time without prepayment penalty or premium. If interest hereunder accrues at a fixed rate, the Loan may be prepaid, in whole or in part, at any time, provided, that any prepayment (whether in whole or in part and whether made voluntarily or because of accelerations) will also be accompanied by
          (i) all accrued and unpaid interest on the Loan and all other fees, expenses, and other sums due and owing hereunder, and (ii) an additional amount (the "Make Whole Premium") determined by the Bank, in its sole discretion. The Bank's determination of the Make Whole Premium shall be conclusive and binding, absent manifest error. All payments received on the Note may be applied in such order as the Bank in its sole discretion shall determine.

     7. FEES. The Borrower shall pay to the Bank a nonrefundable one-time facility fee equal to one-half of one percent (0.5%) of the Loan or Six Thousand Seven Hundred Fifty Dollars ($6,750.00) on or before the date of this Agreement. The Borrower acknowledges that this facility fee is a liquidated damages amount, and together with amounts payable by the Borrower to the Bank under Paragraph J.2. hereof, constitutes reasonable compensation to the Bank for the Bank's expenses and services arising in connection with the negotiation of this Agreement, the Note and all other Loan Documents executed in connection herewith and preparing for the closing of the transaction described herein. Notwithstanding anything to the contrary in this Agreement, the Bank may charge the Borrower an additional reasonable facility fee in the event that the Loan is ever modified, renewed or extended.

B. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     1. AFFILIATE. The term "Affiliate" means First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

     2. BASE RATE. The term "Base Rate" means the rate of interest established by the Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder shall change automatically and immediately as of the date of any change in the Base Rate, without notice to the Borrower.

     3. COLLATERAL. The term "Collateral" means any and all property of any Obligor (as defined below) now or hereafter in the possession, custody or control of the Bank or any Affiliate including, but not limited to, any balance or share of any deposit, trust or agency account of any Obligor and all collateral described in any and all Loan Documents (as defined below), the additional collateral described in Section G hereof, any additional collateral more fully described in the Schedule (defined below), and any other property of any Obligor now or hereafter subject to a security agreement, mortgage, pledge agreement, assignment, hypothecation or other document granting the Bank or any Affiliate a security interest or other lien or encumbrance.

     4. CONSOLIDATED. The term "Consolidated" means an accounting presentation which includes any consolidated subsidiaries of the Borrower.

     5. GAAP. The term "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

     6. LIABILITIES. The term "Liabilities" means any and all indebtedness and obligations of every kind and description of the Borrower owing to the Bank or any Affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft, or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs, and/or the allocated costs and fees of the Bank's in-house legal counsel, that have been or may hereafter be contracted or incurred.

     7. LOAN DOCUMENTS. The term "Loan Documents" means any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

     8. OBLIGOR. The term "Obligor" means the Borrower and each and every maker, endorser, guarantor, or surety of or for the Liabilities.

     9. SCHEDULE. The term "Schedule" means the Schedule of Additional Terms to Term Loan Agreement which is attached hereto.

C. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants with respect to itself and, to the extent applicable, each of its consolidated subsidiaries, that:

     1. ORGANIZATION; AUTHORITY. As to each Borrower that is not an individual, it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns. The Borrower has the necessary power, authority, and legal right to own, or lease and enjoy undisturbed, its assets and engage in its business as now conducted and it has the necessary power, authority, and legal right to enter into and perform this Agreement, the Note, and any other Loan Document to which it is a party. The execution and performance of the Loan Documents have been duly authorized by all necessary proceedings and upon their execution and delivery, they will be valid, binding and enforceable in accordance with their terms, and the Borrower's execution and performance of the Loan Documents to which it is a party will not violate any orders, laws or regulations applicable to the Borrower, any organizational documents of the Borrower, or any instruments, indentures or agreements (including any provisions pertaining to subordinated debt) to which the Borrower is a party or by which the Borrower or any of its properties are bound; and all consents, approvals, licenses, franchises, patents, trademarks and other general intangibles required in connection with this Agreement, the other Loan Documents or the operation of the Borrower's business have been obtained and are in full force and effect. The Borrower's subsidiaries and affiliates, if any, are duly organized, validly existing, and in good standing under the laws of the jurisdictions of their organization;

     2. USE OF PROCEEDS; NO PURCHASES OF MARGIN STOCK. The proceeds of the Loan will be used only in connection with the Borrower's business, for the following purposes:

               1) to refinance an existing term debt of Eastern Environmental Services, Inc.; and

               2)   to provide additional working capital to:
                    A)   Pulaski Grading, Inc.;
                    B)   S & S Grading, Inc.;
                    C)   Caroling Grading, Inc.;
                    D)   NHD, Inc.; and
                    E)   Eastern Real Property, Inc.

None of the proceeds of the Loan will be used to purchase or carry any "margin security" or extend credit for such purpose within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System;

     3. FINANCIAL STATEMENTS. All financial statements, statements as to ownership of the Borrower and its assets, and other statements and information delivered to the Bank were prepared in accordance with GAAP, consistently applied, are true and correct, and disclose all presently outstanding indebtedness or obligations of the Borrower, including contingent obligations, obligations under leases of property from others, and all liens and encumbrances, including tax liens, against its properties and assets; and there have been no adverse changes in the Borrower's financial condition or business since the date of such statements;

     4. SUITS. Except as to the suit disclosed in Borrower's S.E.C. 10(K) documents, there are no material actions, suits, proceedings, or claims pending or threatened against the Borrower or any of its property; and the Borrower's business is in compliance with all applicable orders, laws and regulations;

     5. DEFAULTS. The Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower or any of its property is bound, or under any indenture or instrument evidencing any indebtedness of the Borrower, and neither the Borrower's execution of nor performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement, indenture or instrument other than a lien or encumbrance in favor of the Bank;

     6. ERISA. No employee benefit plan established or maintained by the Borrower which is subject to the Employee Retirement Income Security Act 29 U.S.C. (S)1001 et seq. ("ERISA") has an accumulated funding deficiency (as such term is defined in ERISA). No material liability to the Pension Benefit Guaranty Corporation (or any successor thereto under ERISA) has been incurred by the Borrower with respect to any such plan and no Reportable Event under ERISA has occurred. The Borrower has no actual or anticipated liability under Section 4971 of the Internal Revenue Code ("Code") (relating to tax on failure to meet the minimum funding standard of Section 412 of the Code) with respect to any employee benefit plan to which it contributes but which is not maintained or established by it;

     7. TAX RETURNS AND TAXES. The Borrower has filed all federal, state, and local tax returns required to be filed and to be the best of Borrower's knowledge has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties, except where the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and no liens for taxes have been filed and no claims are being assessed by a governmental authority with respect to any taxes. The charges, accruals and reserves on the books of the Borrower with respect to taxes or other governmental charges are adequate;

     8. COMPLIANCE WITH LAWS. The Borrower has complied with all requirements of foreign, federal, state, and local law in connection with the acquisition, ownership, and operation of the Borrower's business and property, including, without limitation, any and all applicable requirements of environmental protection laws;

     9. ENVIRONMENTAL COMPLIANCE. To the best of the Borrower's knowledge, after due inquiry and investigation, the Borrower and all previous owners and/or operators of the real and/or personal property of the Borrower have not knowingly engaged in any conduct, resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands. The Borrower has not received a summons, citation, directive, letter, or other communication, written or oral, from any jurisdiction, political subdivision, agency, or instrumentality thereof, concerning any intentional or unintentional action or omission on the Borrower's part resulting in the discharging of hazardous substances into the atmosphere or waters, or onto lands; and

     10. AFFIRMANCE OF ADDITIONAL COVENANTS. The Borrower hereby makes and affirms, for itself and if applicable, for its consolidated subsidiaries, any additional representations and warranties set forth on the Schedule.

D. CONDITIONS. The obligation of the Bank to make the Loan to the Borrower is subject to and conditioned upon each of the following: (i) the fees due to the Bank under Sections A.7. and J.3. of this Agreement have been paid to the Bank; (ii) the representations and warranties contained in Section C hereof are true and correct on and as of the date of the Loan; (iii) no Event of Default described in Section H, and no event which, with the giving of notice, or the passage of time, or both, would become an Event of Default, has occurred and is continuing; (iv) all of the Loan Documents remain in full force and effect; and (v) the Bank has received the following documents, duly executed and delivered by the Obligor thereunder, and in form and substance satisfactory to the Bank:

     a.   The Note(s) and this Agreement;

     b. If the Borrower is a corporation, certified resolutions of the Board of Directors of the Borrower authorizing the Borrower to borrow hereunder and to execute, deliver and perform its obligations under the Loan Documents. If the Borrower is a partnership, the Borrower shall deliver to the Bank a certified document executed by all general partners of the Borrower authorizing the Borrower to borrow hereunder and authorizing the Borrower's execution, delivery and performance of the Loan Documents. Such resolution or document shall contain such other provisions as shall be required by the Bank;

     c. The following security, subordination, and/or guaranty documents, and related instruments necessary to perfect any interest in the Collateral described therein:

               1.) As to the $900,000.00 Note to be executed by Eastern Environmental Services, Inc., Guaranties of Pulaski Grading, Inc., S & S Grading, Inc., Carolina Grading, Inc., NHD, Inc. and Eastern Real Property, Inc.

               2.) As to the $450,000.00 Note to be executed by Pulaski Grading, Inc., S & S Grading, Inc., Carolina Grading, Inc., NHD, Inc. and Eastern Realty Property, Inc., a Guaranty to be executed by Eastern Environmental Services, Inc.;

               3.) Perfected Security interests in all equipment and vehicles of Borrower in South Carolina, West Virginia, Kentucky, Maine and Pennsylvania, including, but not limited to, UCC-1's at the State and local level as may be required, and appropriate notations on the Certificates of Title for all equipment and vehicles covered by Title Registration statutes in the respective jurisdictions of the equipment and vehicle's state of registration or location.

     d. Such other documents as the Bank may reasonably require, including, without limitation, proof of insurance, appraisals of real and/or personal property, environmental analysis, other agreements, instruments, or indentures to which an Obligor is a party, including, without limitation, financing statements, proofs, opinions of the Borrower's counsel and/or other professionals, guaranties and other written assurances.

E. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that so long as there are any outstanding Liabilities hereunder or otherwise, the Borrower and each of its consolidated subsidiaries shall:

     1. FINANCIAL STATEMENTS. Furnish to the Bank the following financial information: (i) not later than ninety (90) days after the end of each fiscal year, consolidated and consolidating audited compiled year-end financial statements for the Borrower (if the boxes herein are left blank, then the type of financial statement shall be determined by the Bank at its sole discretion), and if applicable, for each of its consolidated subsidiaries, including, but not limited to, statements of financial condition, income and cash flows, a reconciliation of net worth, notes to financial statements (all of the above prepared in accordance with GAAP, consistently applied, by an independent certified public accountant acceptable to the Bank, and certified as true, correct, and complete by the Borrower's chief financial officer) and any other information that may assist the Bank in assessing the Borrower's financial condition; (ii) not later than forty-five (45) days after the end of each interim fiscal quarter, the Borrower's consolidated and consolidating financial statements, including, but not limited to, statements of financial condition, income and cash flows, and a reconciliation of net worth (all of the above prepared in a format acceptable to the Bank, certified as true, correct, and complete by the Borrower's chief financial officer); (iii) the following statements and schedules relating to the Borrower's business, quarterly or at such other times as may be requested by the
          Bank:

                          accounts receivable agings
                          accounts payable schedules
               Location of each piece of equipment and vehicles.

          and/or (iv) such information respecting the operations, financial or otherwise, of the Borrower or any of its subsidiaries, as the Bank may from time to time reasonably request;

     2. COMPLIANCE CERTIFICATE. Furnish to the Bank, together with each set of financial statements described in Paragraphs E.1. (i) and (ii) above, a compliance certificate, in the form attached hereto as Exhibit A, signed by the Borrower (if an individual) or the Borrower's chief financial officer, certifying that (i) all representations and warranties set forth in this Agreement and in any other Loan Document remain true and correct; (ii) none of the covenants in this Agreement or in any other Loan Document has been breached; and (iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement or under the other Loan Documents;

     3.   NOTICE OF CERTAIN EVENTS. Promptly give written notice to the Bank of
          (i) the details of any Reportable Events (as defined in ERISA) which have occurred; (ii) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct its business; and (iv) the formation of any subsidiary of the Borrower after the date of this

          Agreement, which notice shall be accompanied by the resolution of the Board of Directors of such subsidiary authorizing such subsidiary to execute a guaranty of the Liabilities, satisfactory in form and substance to the Bank, together with such guaranty duly executed by such subsidiary;

     4. PRESERVATION OF PROPERTY; INSURANCE. Keep and maintain (and promptly notify Bank of any change of location of any equipment or vehicles), and require its subsidiaries to keep and maintain (and promptly notify Bank of any change of location of any equipment or vehicles), all of its and their property and assets in good order and repair, maintain extended coverage, general liability, business interruption, hazard, property and other insurance in amounts deemed sufficient by the Bank and as is customary for businesses similar to the Borrower's business, and deliver to the Bank certificates of all such insurance in effect; and cause all such policies covering any Collateral and business interruption to contain loss payee endorsements in favor of the Bank and to be subject to cancellation or reduction in coverage only upon 30 days prior written notice thereof to the Bank at its address set forth in this Agreement;

     5. TAXES. Pay and discharge, and require its subsidiaries to pay and discharge, when due, all taxes, assessments or other governmental charges imposed on them or any of their respective properties, unless the same are currently being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor;

     6. OPERATION OF PROPERTIES. Operate its properties, and cause those of its subsidiaries to be operated in compliance with all applicable orders, rules and regulations promulgated by the jurisdictions and agencies thereof where such properties are located, and duly file or cause to be filed such reports and/or information returns as may be required or appropriate under applicable orders, regulations or law;

     7. ACCESS TO PROPERTIES, BOOKS AND RECORDS. Permit the Bank's representatives and/or agents full and complete access to any or all of the Borrower's and its subsidiaries' properties and financial records, to make extracts from and/or audit such records and to examine and discuss the Borrower's properties, business, finances and affairs with the Borrower's officers and outside accountants;

     8. ENVIRONMENTAL LIENS. In the event that there shall be filed a lien against any property of the Borrower by any jurisdiction, political subdivision, agency, or instrumentality thereof, arising from an intentional or unintentional act or omission of the Borrower, resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, then, within thirty (30) days from the date that the Borrower is given notice that the lien has been placed against such property, or within such shorter period of time in the event that such jurisdiction, political subdivision, agency, or instrumentality thereof has commenced steps to cause such property to be sold pursuant to the lien, the Borrower shall either
          (i) pay the claim and remove the lien from the applicable property or
          (ii) furnish to such jurisdiction, political subdivision, agency, or instrumentality thereof that imposed the lien one of the following:
          (a) a bond satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in the amount of the claim out of which the lien arises; (b) a cash deposit in the amount of the claim out of which the lien arises; or (c) other security reasonably satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in an amount sufficient to discharge the claim out of which the lien arises;

     9. REMOVAL OF HAZARDOUS SUBSTANCES. Should the Borrower cause or permit any intentional or unintentional act or omission resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands resulting in damage to the natural resources without having obtained a permit issued by the appropriate governmental authorities, the Borrower shall promptly clean up same in accordance with all applicable federal, state, and local orders, statutes, laws, ordinances, rules and regulations; and

     10. ADDITIONAL AFFIRMATIVE COVENANTS. The Borrower further affirmatively covenants and agrees that it shall perform any other affirmative covenants set forth in the Schedule and in the Loan Documents to which the Borrower is a party.

F. NEGATIVE COVENANTS. So long as any Liabilities are outstanding, the Borrower and its consolidated subsidiaries shall not, without the prior written consent of the Bank:

     1. INCUR INDEBTEDNESS; CREATION OF LIEN. With the exceptions of loans aggregating less than Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars in any one (1) fiscal year, incur, create, or assume any indebtedness including, without limitation, obligations under capitalized leases, except indebtedness owing to the Bank, indebtedness existing on the date hereof and previously reported in writing to and permitted by the Bank, and trade indebtedness arising in the ordinary course of business; make any loans or advances to others including, without limitation, officers, directors, shareholders, principals, partners or affiliates of the Borrower or any Obligor; or create, permit, or suffer the creation of any liens, security interests, or other encumbrances on any of its property, real or personal, except liens, security interests or encumbrances in favor of the Bank or existing on the date hereof (or replacing existing debt on the date hereof) and previously reported in writing to and permitted by the Bank;

     2. SALE OF ASSETS; LIQUIDATION; MERGER; ACQUISITIONS. Convey, lease, sell, transfer or assign any assets except in the ordinary course of the Borrower's business for value received, liquidate or discontinue its normal operations with intent to liquidate, enter into any merger or consolidation, or acquire all or substantially all of the assets, stock or other equity interests of another entity;

     3. PAYMENT OF DIVIDENDS; REDEMPTION OF STOCK. Pay any dividends, make any withdrawal from its capital, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of its outstanding stock, partnership or other equity interests, except for such actions by any subsidiaries in favor of the Borrower provided that nothing herein shall prohibit a forward or reverse stock split;

     4. ACCOUNTS. Sell, assign, transfer or dispose of any of its accounts or notes receivable, with or without recourse, except to the Bank;

     5. GUARANTY OBLIGATIONS. Become a guarantor, surety, obligor or otherwise become directly, indirectly or contingently liable for the debts or obligations of others, except for the benefit of the Bank or its Affiliates, and except as an endorser of checks or drafts negotiated in the ordinary course of the Borrower's business;

     6. LEASE OBLIGATIONS. Incur, create, or assume any commitment to make any Lease Payments if the aggregate amount payable thereunder in any one fiscal year would exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars; "Lease Payments" means any direct or indirect payment or payments, whether as rent or otherwise, including fees or service or finance charges, under any lease, rental or other agreement for the use of the property of any person and/or entity other than the Borrower whether or not such agreement contains an option to purchase;

     7. SALE-LEASEBACK TRANSACTIONS. Enter into any sale-leaseback transaction or any transaction howsoever termed which would have the same or substantially the same result or effect as a sale-leaseback;

     8. PREPAYMENT OF OTHER INDEBTEDNESS. Prepay any amounts not required to be prepaid, except to the Bank or any Affiliate, or cause or permit to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising;

     9. EXPENSES FOR FIXED ASSETS. Shall not exceed the sum of consolidated net income, plus depreciation and amortization, plus the cash proceeds received during the period from asset sales, net of gain or loss on sale, plus the net cash proceeds from the issuance of stock, less the amount of all current maturities of long term Debt required to have been paid during the year;

     10. SALE OR ISSUANCE OF CORPORATE STOCK. If the Borrower is a corporation, sell, issue, or agree to sell or issue, any shares (voting, non-voting, preferred or common) of the Borrower, or purchase any such shares;

     11. INVESTMENTS. Purchase or make any investment in the stock, securities, or evidence of indebtedness of or loan to any other person or entity (including, without limitation, entities owned or controlled by any officers, directors, shareholders, principals, partners or affiliates of the Borrower) except (i) the United States Government or its agencies, or (ii) certificates of deposit of United States domestic banks having a ratio of qualifying total capital to weighted risk assets of not less than eight percent (8%), at least four percent (4%) of which is Tier 1 capital, and having total capital and surplus in excess of $50,000,000. "Qualifying total capital" and "Tier 1 capital" shall be defined from time to time pursuant to regulations published by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation;

     12. HAZARDOUS SUBSTANCES. Cause or permit to exist a dumping of hazardous substances or wastes into the atmosphere or waters or onto lands resulting in damage to the natural resources unless the dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state, or local governmental authorities;

     13. CONSOLIDATED LEVERAGE RATIO. Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time to exceed 1:1 until and including June 30, 1995, and 1:1 thereafter, "Total Liabilities" is defined at any date as all liabilities of the Borrower which would properly appear on the liabilities side of a balance sheet, other than capital stock, capital surplus, retained earnings, minority interests, deferred credit, Approved Subordinated Debt and contingency reserves under GAAP.

     14. CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than $7,750,000 for the fiscal year ending June 30, 1995; $8,500,000.00 for the fiscal year ending June 30, 1996; $9,000,000.00 for the fiscal year ending June 30, 1997; and $10,000,000.00 for the fiscal year ending June 30, 1998; "Tangible Net Worth" is defined, at any date, as (i) the aggregate amount at which all assets of the Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts owing from officers, directors, shareholders, principals, partners or affiliates of the Borrower and any investments in any entities owned or controlled by any of the foregoing, and such other assets as are properly classified as "intangible assets" less (ii) the aggregate amount of indebtedness, liabilities (including tax and other proper accruals) and reserves of the Borrower and its consolidated subsidiaries (excluding Approved Subordinated Debt); "Approved Subordinated Debt" means any indebtedness for borrowed money that is permitted by this Agreement and that is owing on the date hereof or is subordinated to the Liabilities on terms approved in writing by the Bank;

     15. CONSOLIDATED DEBT COVERAGE RATIO REQUIREMENTS. Permit the ratio of cash after operations divided by current portion of debt plus interest at any time to be less than 1.15 for the fiscal year ending June 30, 1995; and 1.5 for the fiscal year ending June 30, 1996 and thereafter; or

     16. ADDITIONAL NEGATIVE COVENANTS. The Borrower and its subsidiaries shall not undertake any activities prohibited by any other negative covenants set forth in the Schedule.

     17. ESTABLISHMENT OF CLOSURE TRUST FUND. The Borrower shall establish, commencing on or about November 1, 1995, yearly estimated landfill closure costs, by depositing cash monthly into a First Fidelity Bank, N.A. Trust Escrow Account. The monthly contribution shall be equal to or greater than the dollar amount of landfill closure costs, expensed at each landfill of Borrower.

     18. MINIMUM CONSOLIDATED CURRENT ASSETS/CURRENT LIABILITIES RATIO. Permit the ratio of the Current Assets divided by Current Liabilities to less than .65 for the fiscal year ending June 30, 1995; less than .65 for the fiscal year ending June 30, 1996; and less than .70 for the fiscal year ending June 30, 1997 and thereafter.

G. ADDITIONAL COLLATERAL. As additional collateral security for the payment of the Borrower's Liabilities to the Bank hereunder, under the other Loan Documents, and/or otherwise, the Borrower hereby assigns, pledges, transfers and grants to the Bank a continuing, first priority security interest in and lien upon all funds, balances, deposits, accounts, certificates of deposit, securities and/or other property of any kind of the Borrower and/or in which the Borrower has an interest, now or hereafter in the possession, custody, or control of the Bank or any Affiliate.

H. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default") hereunder:

     1. BREACH. As to other than monetary defaults for which no notice shall be required, a breach by any Obligor, after ten (10) days notice from Bank to Obligor of the alleged breach and opportunity to cure, of any term, provision, obligation, covenant, representation, or warranty arising under (i) this Agreement or any other Loan Document, including, without limitation, failure to make any payment when due;
          (ii) any present or future agreement or instrument with or in favor of the Bank, including, without limitation, the failure to make any payment when due; or (iii) any present or future agreement or instrument for borrowed money or other financial accommodations with any other person or entity;

     2. BANKRUPTCY; INSOLVENCY. (i) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) the appointment, or the filing, of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

     3. DEATH; REORGANIZATION. The death, dissolution, merger, consolidation, or reorganization of any Obligor;

     4. MATERIAL MISSTATEMENT. Any statement, representation or warranty made in or pursuant to this Agreement or any other Loan Document or to induce the Bank to enter into this Agreement shall prove to be untrue or misleading in any material respect;

     5. DEBT, LIENS, LOANS, LEASE PAYMENTS. Except as set forth in Paragraph F.1, and F.6, any Obligor (i) incurs or assumes additional debt other than debt to the Bank and/or an Affiliate and/or trade debt in the ordinary course of its business; (ii) makes any loans or advances to officers, directors, shareholders, principals, partners or affiliates of the Borrower or any Obligor; (iii) creates, permits or grants any lien or security interest in any of its property on which the Bank has a lien and/or security interest; or (iv) incurs, creates or assumes any commitment, either directly or indirectly, for rent, service fees or charges or finance charges under any lease, rental, sale-lease back or other agreement for use of the property of any person and/or entity other than the Borrower;

     6. ENTRY OF JUDGMENT. The filing, entry, or issuance of any judgment, execution, garnishment, attachment, distraint, or lien in excess of Twenty-five Thousand and 00/100 ($25,000.00) Dollars against any Obligor or its property, or the entry of any order enjoining or restraining any Obligor and/or restraining or seizing any property of any Obligor; or

     7. TRANSFER OF ASSETS. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank.

I.   REMEDIES.

     1. ACCELERATION OF LIABILITIES; RIGHTS OF BANK. Upon the occurrence of an Event of Default described in Section H (other than the Events of Default described in Paragraph H.2.), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document shall terminate and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon the occurrence of any Event of Default described in Paragraph H.2., immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document, shall terminate and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank may, at its option, exercise any and all rights and remedies it has under this Agreement, any other Loan Document and/or applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at a rate equal to the lesser of (i) the highest rate of interest set forth in the Loan Documents, or (ii) the highest rate of interest allowed by law, such rate of interest to apply to the Liabilities, at the Bank's option, upon and after an Event of Default, maturity, whether by acceleration or otherwise, and the entry of a judgment in favor of the Bank with respect to any or all of the Liabilities. Upon and following an Event of Default, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity or other appropriate proceeding including, without limitation, an action for specific performance of any provision contained herein or in any other Loan Document.

     2. RIGHT OF SET-OFF. If any of the Liabilities shall be due and payable or any one or more Events of Default shall have occurred, whether or not the Bank shall have made demand under any Loan Document and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate, to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property, funds, and accounts, and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities, held by the Affiliate for the Borrower's account and to debit any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

     3.   CONFESSION OF JUDGMENT.

          a. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, THE BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE BORROWER THAT THE BANK HAS RELIED ON THIS WARRANT OF ATTORNEY IN RECEIVING THIS AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS CONTAINED HEREIN.

          b. Upon and following the occurrence of an Event of Default, the Borrower hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for the Borrower or any of them in any and all actions which may be brought hereunder and enter and confess judgment against the Borrower or any of them in favor of the Bank for such sums as are due or may become due hereunder or under any other Loan Document, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith.
               To the extent permitted by law, the Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. If a copy of this Agreement verified by affidavit of any officer of the Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Bank shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under the other Loan Documents. The Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the obligations arising hereunder or under any other Loan Document, without regard to whether judgment has theretofore been confessed on more than one occasion for the same obligations. In the event that any judgment confessed against the Borrower is stricken or opened upon application by or on behalf of the Borrower or any Obligor for any reason, the Bank is hereby authorized and empowered to again appear for and confess judgment against the Borrower for any part or all of the obligations due and owing under this Agreement, as herein provided.

     4. REMEDIES CUMULATIVE; NO WAIVER. The rights, powers and remedies of the Bank provided in this Agreement and in any of the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     5. CONTINUING ENFORCEMENT OF THE LOAN DOCUMENTS. If, after receipt of any payment of all or any part of the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Agreement, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

J.   MISCELLANEOUS.

     1. WAIVER OF DEMAND. The Borrower (i) waives demand, presentment, protest, notice of protest, and notice of dishonor of this Agreement;
          (ii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Agreement; and (iii) agrees that makers, endorsers, guarantors, and sureties for the indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder.
          The liability of the Borrower hereunder shall be absolute and unconditional.

     2. NOTICES. Notices and communications under this Agreement shall be in writing and shall be given by (i) hand-delivery, (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand-delivery shall be deemed to have been given and received upon delivery. A party may change its address and/or by giving written notice to the other party as specified herein.

     3. COSTS AND EXPENSES. Whether or not the transactions contemplated by the Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation, perfection, protection of collateral, administration and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due under this Agreement and the other Loan Documents, and all amendments, modifications, consents or waivers, if any, to the Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Agreement or any other Loan Document.

     4. PAYMENT DUE ON A DAY OTHER THAN A BUSINESS DAY. If any payment due or action to be taken under this Agreement or any other Loan Document falls due or is required to be taken on a day that the Bank is not open for business, such payment or action shall be made or taken on the next succeeding day when the Bank is open for business and such extended time shall be included in the computation of interest.

     5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

     6. INTEGRATION; AMENDMENT. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     7. SUCCESSORS AND ASSIGNS. This Agreement (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Agreement and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant.

     8. SEVERABILITY AND CONSISTENCY. The illegality, unenforceability or inconsistency of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

     9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Borrower irrevocably appoints each and every owner, partner and/or officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents. The Borrower hereby consents and agrees that (i) any action or proceeding against it may be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for any District of Pennsylvania by service of process on any such owner, partner and/or officer, and (ii) the courts of the Commonwealth of Pennsylvania an the United States

          District Court for any District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has its principal place of business in Pennsylvania.


     10. JOINT AND SEVERAL LIABILITY. In the event that the Borrower consists of more than one person or entity, the Liabilities of each such person or entity shall be joint and several and the word "Borrower" means each of them, any of them and/or all of them.

     11.  JUDICIAL PROCEEDINGS; WAIVERS.

          THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND
          (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement, on the day and year first above written.



ATTEST:                               EASTERN ENVIRONMENTAL SERVICES, INC.

/s/ William C. Skuba
------------------------------        By:/s/ William C. Skuba
                                         ----------------------------
                                        Name : William C. Skuba
                                        Title: President

                                      Address:  RR #4, Box 4452
                                              -----------------------
                                                Drums, Pa 18222
                                              -----------------------

ATTEST:                               PULASKI GRADING, INC.


/s/ William C. Skuba                  By:/s/ William C. Skuba
--------------------                     --------------------
                                        Name : William C. Skuba
                                        Title: President

                                      Address: 4140 South Highway
                                               ----------------------
                                               320 Dixie Bend Rd.
                                               ----------------------
                                               Burnside, KY 42519
                                               ----------------------


ATTEST:                               S & S GRADING, INC.

/s/ William C. Skuba                  By: /s/ William C. Skuba
--------------------                     ----------------------------
                                        Name : William C. Skuba
                                        Title: President

                                      Address: Route 5 Box 559
                                               ----------------------
                                               Clarskburg, W.V. 26301
                                               ----------------------


ATTEST:                               CAROLINA GRADING, INC.

/s/ William C. Skuba                  By: /s/ William C. Skuba
--------------------                     ----------------------------
                                        Name : William C. Skuba
                                        Title: President

                                      Address: 125 McDowell Lane
                                               ----------------------
                                               Eastover, S.C.  29044
                                               ----------------------

ATTEST:                               NHD, INC.


/s/ William C. Skuba                  By: /s/ William C. Skuba
--------------------                     ----------------------------
                                        Name : William C. Skuba
                                        Title: President


                                      Address: RR #4, Box 4452
                                               ----------------------
                                               Drums, PA 18222
                                               ----------------------

ATTEST:                               EASTERN REAL PROPERTY, INC.


/s/ William C. Skuba
------------------------------        By: /s/ William C. Skuba
                                         -----------------------------------
                                        Name : William C. Skuba
                                        Title: President


                                      Address: RR #4, Box 4452
                                              ------------------------------
                                               Drums, Pa  18222
                                      --------------------------------------



First Fidelity Bank, National Association

By: /s/ David G. Kowaleck
    ------------------------
 Name: David G. Kowaleck
 Title: Vice - President

Address: 24 W. Market Street
         Wilkes - Barre, Pa 18711

                                   EXHIBIT A
                            TO TERM LOAN AGREEMENT
                        DATED _________________, 19__,
                   BY AND BETWEEN THE BORROWER AND THE BANK


COMPLIANCE CERTIFICATE OF BORROWER
FOR THE FISCAL YEAR ENDING _________________, 19__ OR
FOR THE FISCAL QUARTER ENDING ________________, 19__

The Compliance Certificate, signed by _______________________________________
(if the Borrower is an individual) the Borrower, or (if the Borrower is not an individual) the Chief Financial Officer of the Borrower, is delivered to the Bank pursuant to Section E.2. of the Term Loan Agreement ("the Agreement").

The undersigned certifies that he/she is authorized to execute this Compliance Certificate on behalf of the Borrower and hereby certifies on behalf of the Borrower as follows:

     (i) all representations and warranties set forth in the Agreement and in any other Loan Document (as defined in the Agreement) remain true and correct:

     (ii) none of the covenants in the Agreement or in any of the other Loan Documents has been breached; and

     (iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an event of default (as defined in the Agreement) under the Agreement or under any of the Loan Documents. No material adverse change has occurred in the Borrower's financial condition.

The foregoing representations concerning the Borrower's financial condition are made to the Bank with the understanding that the Bank will rely on these representations.




Name of Borrower

By:
 Name:
 Title: